250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Rachael Murray Tel: (518) 742-6505
Arrow Reports 1st Quarter Net Income of $7.7 Million, or $0.45 per Share, Declares Dividend of $0.27 per Share

GLENS FALLS, N.Y. (April 30, 2024) – Arrow Financial Corporation (NasdaqGS® – AROW) ("Arrow" or "the Company") announced financial results for the three-month period ended March 31, 2024. Net income for the first quarter of 2024 was $7.7 million and fully diluted earnings per share ("EPS") was $0.45, versus $8.6 million and EPS of $0.50, for the same period in 2023.

The Board of Directors of Arrow declared a quarterly cash dividend of $0.27 per share payable May 24, 2024 to shareholders of record as of May 13, 2024. This is Arrow's 44th consecutive quarterly cash dividend.

This Earnings Release and related commentary should be read in conjunction with the Company's April 30, 2024 Form 8-K and related First Quarter 2024 Investor Presentation, which can also be found on Arrow's website: arrowfinancial.com/documents/investor-presentations.

Arrow President and CEO David S. DeMarco:

"Arrow delivered a solid quarter with healthy loan growth and strong credit performance in a challenging interest rate and overall unsettled economic environment. I am very excited about our growth prospects in the Capital Region of New York, having recently added several experienced loan and deposit team members in the region. This comes on the heels of our recently announced branch acquisition in Whitehall, NY which we hope to finalize in the third quarter pending regulatory approval. I would also like to note that we returned approximately $6.0 million to our shareholders in the form of share repurchases in addition to our normal quarterly dividend."

First-Quarter Highlights and Key Metrics
•Gross loans grew $50.5 million1 or 6.1% on an annualized basis.
•Deposit balances increased to $3.8 billion, growing $91.5 million, or 2.5%
•Net charge-offs to average loans were 0.04% as compared to 0.05% for the previous quarter
•Net interest margin improved to 2.60% (2.62% on a FTE2 basis), up from 2.53% (2.55% on a FTE basis) from the prior quarter
•Loan-to-deposit ratio of approximately 86%
•Strong on-balance sheet liquidity of $450 million, or 10.4% of total assets
•Repurchased 244,387 shares for $6.0 million during the first quarter
•On March 4, Arrow announced the acquisition of a branch in Whitehall, NY with approximately $40 million in deposits; transaction expected to close in 3Q24, subject to regulatory approval

Other Highlights
•On April 27, Arrow reached an agreement in principle to settle a class action complaint (the "Ashe Lawsuit"), fully described in Arrow's 2023 Form 10-K and 2024 Proxy filing, subject to final documentation and court approval. The terms of the settlement do not have a material impact on the financial results.

1 Excludes both $1.2 million fair value hedge adjustment at March 31, 2024 and $5.8 million fair value hedge adjustment at December 31, 2023
2 Full tax equivalent

Income Statement

•Net Income: Net income for the first quarter of 2024 was $7.7 million, consistent with $7.7 million in the fourth quarter of 2023, while decreasing from $8.6 million in the first quarter of 2023.
◦As compared to the prior quarter, net income benefited from an increase of $0.8 million in net interest income as well as an increase in non-interest income of $0.4 million, offset by an increase in non-interest expense of $0.8 million.
◦As compared to the first quarter of 2023, net interest income decreased $1.6 million primarily on higher deposit costs. Non-interest income increased $1.2 million and non-interest expense increased $1.7 million.

•Net Interest Income: Net interest income for the first quarter of 2024 was $26.5 million, increasing 3.3% from $25.6 million for the fourth quarter of 2023 and decreasing 5.8% from $28.1 million in the comparable quarter of 2023.
◦Total interest and dividend income was $46.7 million for the first quarter of 2024, an increase from $44.3 million in the fourth quarter of 2023 and from $36.1 million for the first quarter of 2023. These increases were primarily driven by loan growth and higher loan rates. Interest expense for the first quarter of 2024 was $20.2 million, an increase from $18.7 million for the fourth quarter of 2023 and from $8.0 million for the first quarter of 2023. The increases for both comparison periods were driven primarily by higher deposit rates and changes in deposit composition.

•Net Interest Margin: Net interest margin was 2.60% for the first quarter of 2024, compared to 2.53% for the fourth quarter of 2023 and 2.96% for the first quarter of 2023. The increase in net interest margin compared to the fourth quarter in 2023 was primarily the result of the continued expansion on the yield of earning assets combined with the moderating increase in the cost of interest-bearing liabilities. As compared to the first quarter of 2023, the decline in net interest margin was primarily the result of costs of interest-bearing liabilities increasing at a faster pace than the yield on average earning assets. In addition, deposits have continued to migrate to higher costs products, such as money market savings and time deposits.

	Three Months Ended
	(Dollars in Thousands)
	March 31, 2024	December 31, 2023	March 31, 2023
Interest and Dividend Income	$46,677	$44,324	$36,110
Interest Expense	20,222	18,711	8,016
Net Interest Income	26,455	25,613	28,094
Average Earning Assets(A)	4,085,398	4,019,432	3,845,825
Average Interest-Bearing Liabilities	3,108,093	2,985,717	2,782,299

Yield on Earning Assets(A)	4.60%	4.38%	3.81%
Cost of Interest-Bearing Liabilities	2.62	2.49	1.17
Net Interest Spread	1.98	1.89	2.64
Net Interest Margin	2.60	2.53	2.96
Net Interest Margin - FTE	2.62	2.55	2.98

(A) Includes Nonaccrual Loans.

•Provision for Credit Losses: For the first quarter of 2024, the provision for credit losses was $0.6 million compared to $0.5 million in the fourth quarter of 2023 and $1.6 million in the first quarter of 2023. The key drivers for the provision for credit losses in the first quarter of 2024 were an increase in specific reserves and loan growth, partially offset by changes to the economic forecast factors embedded in the credit loss allowance model. The increase in specific reserves of

$0.7 million is tied to overdraft balances from an isolated instance of check fraud from one customer relationship.

•Non-Interest Income: Non-interest income for the three months ended March 31, 2024, was $7.9 million, compared to $7.5 million in the fourth quarter of 2023 and $6.7 million in the first quarter of 2023. The increase was primarily driven by gains on other equity investments as well as income from fiduciary activities, which includes Wealth Management services, which benefited from strong equity markets.

•Non-Interest Expense: Non-interest expense for the first quarter of 2024 was $24.0 million, an increase from $23.2 million in the fourth quarter of 2023 and an increase from $22.3 million for the first quarter of 2023. The increase from the prior year was primarily due to increased salaries and benefits related to new employees hired to support growth initiatives, increased legal and professional expenses associated with the finalization of the 2023 audit, and costs incurred to reach a settlement in the Ashe Lawsuit.

•Provision for Income Taxes: The provision for income taxes was 20.9% or $2.0 million for the first quarter of 2024, 17.7% or $1.7 million for the fourth quarter of 2023 and 21.6% or $2.4 million for the first quarter of 2023. The change in the effective tax rate from the previous quarter was primarily due to a change in pre-tax income combined with decreases in tax advantaged items.

Balance Sheet

•Total Assets: Total assets were $4.3 billion at March 31, 2024, an increase of $163.8 million, or 3.9%, as compared to December 31, 2023 and an increase of $219.0 million, or 5.3%, as compared to March 31, 2023. For the first quarter of 2024, overall balance sheet growth was attributable to growth in the loan portfolio and an increase in cash balances.

•Investments: Total investments were $620.0 million as of March 31, 2024, a decrease of $16.0 million, or 2.5%, compared to December 31, 2023 and a decrease of $125.1 million, or 16.8%, compared to March 31, 2023. The decrease from December 31, 2023 was driven primarily by paydowns and maturities. The change from March 31, 2023 was also impacted by the fourth quarter 2023 repositioning of the investment portfolio, reducing the portfolio by approximately $25 million at the time of the transaction. There were no credit quality issues related to the investment portfolio.

•Loans3: Total loans reached $3.3 billion as of March 31, 2024. Loan growth for the first quarter of 2024 was $50.5 million, and $252.2 million compared to March 31, 2023. Loan growth was spread across all loan products. Please see the loan detail included in the Consolidated Financial Information table on page 12.

•Allowance for Credit Losses: The allowance for credit losses was $31.6 million as of March 31, 2024, which represented 0.97% of loans outstanding, as compared to $31.3 million, or 0.97%, at December 31, 2023 and $30.8 million, or 1.02%, at March 31, 2023. Net charge-offs, expressed as an annualized percentage of average loans outstanding, were 0.04% for the three-month period ended March 31, 2024, as compared to 0.05% for the three-month period ended December 31, 2023 and 0.10% for the three-month period ended March 31, 2023. Nonperforming assets were $21.8 million as of March 31, 2024, representing 0.50% of period-end assets, compared to 0.51% at December 31, 2023 and 0.27% at March 31, 2023. The increase from the first quarter of 2023 was primarily due to one large, well collateralized loan relationship of
3 Excludes both $1.2 million fair value hedge adjustment at March 31, 2024 and $5.8 million fair value hedge adjustment at December 31, 2023 approximately $15 million, which moved into non-performing status during the fourth quarter of 2023.

•Deposits: At March 31, 2024, deposit balances were $3.8 billion, an increase of $91.5 million from December 31, 2023 and $232.7 million from March 31, 2023. The increase from March 31, 2023 was partially attributable to $175 million of brokered CDs, primarily used to reduce borrowings by $160 million. Arrow simultaneously entered into three-year swaps to strategically manage its asset-liability profile and cost of funds. Please refer to page 6 for further details related to deposits.

•Capital: Total stockholders’ equity was $378.0 million at March 31, 2024, a decrease of $1.8 million, or 0.5%, from December 31, 2023 and an increase of $14.6 million, or 4.0%, from the March 31, 2023 level of $363.4 million. The net decrease in equity in the first quarter of 2024 was attributable to dividends paid ($4.6 million) and share repurchases ($6.0 million) exceeding the net income for the quarter. Arrow's regulatory capital ratios remained strong. As of March 31, 2024, Arrow's Common Equity Tier 1 Capital Ratio was 12.84% and Total Risk-Based Capital Ratio was 14.57%. The capital ratios of Arrow's subsidiary banks, Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company, continued to exceed the “well capitalized” regulatory standards.

Additional Commentary

•Bauer Financial Ratings: Both Glens Falls National Bank and Saratoga National Bank continued to maintain their 5-Star Exceptional Performance ratings from Bauer Financial, for the 67th and 59th quarters, respectively.

About Arrow

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. Arrow is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include Upstate Agency, LLC and North Country Investment Advisers, Inc.

Non-GAAP Financial Measures Reconciliation

In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). Some measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. These non-GAAP financial measures include: tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent, the efficiency ratio and net interest margin. Management believes that the non-GAAP financial measures disclosed by Arrow are useful in evaluating Arrow's performance and that such information should be considered as supplemental in nature and not as a substitute for, or superior to, the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement

The information in this document may contain statements based on management’s beliefs, assumptions, expectations, estimates and projections about the future. Such "forward-looking statements," as defined in Section 21E of the Securities Exchange Act of 1934, as amended, involve a degree of uncertainty and attendant risk. Actual outcomes and results may differ, explicitly or by implication. We are not obligated to revise or update these statements to reflect unanticipated events. This document should be read in conjunction with Arrow's 2023 Form 10-K and other filings with the SEC.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended:
	March 31, 2024	December 31, 2023	March 31, 2023
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$40,376	$38,813	$31,886
Interest on Deposits at Banks	2,447	1,873	479
Interest and Dividends on Investment Securities:
Fully Taxable	3,186	2,941	2,948
Exempt from Federal Taxes	668	697	797
Total Interest and Dividend Income	46,677	44,324	36,110
INTEREST EXPENSE
Interest-Bearing Checking Accounts	1,641	1,317	370
Savings Deposits	10,230	10,513	5,587
Time Deposits over $250,000	1,973	1,807	574
Other Time Deposits	5,083	3,406	474
Borrowings	1,076	1,447	793
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	171	173	169
Interest on Financing Leases	48	48	49
Total Interest Expense	20,222	18,711	8,016
NET INTEREST INCOME	26,455	25,613	28,094
Provision for Credit Losses	617	525	1,554
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	25,838	25,088	26,540
NON-INTEREST INCOME
Income From Fiduciary Activities	2,457	2,363	2,275
Fees for Other Services to Customers	2,543	2,725	2,595
Insurance Commissions	1,682	1,723	1,520
Net Gain (Loss) on Securities	17	122	(104)
Net Gain on Sales of Loans	4	7	4
Other Operating Income	1,155	544	387
Total Non-Interest Income	7,858	7,484	6,677
NON-INTEREST EXPENSE
Salaries and Employee Benefits	12,893	11,693	11,947
Occupancy Expenses, Net	1,771	1,826	1,628
Technology and Equipment Expense	4,820	4,458	4,417
FDIC Assessments	715	572	479
Other Operating Expense	3,813	4,641	3,825
Total Non-Interest Expense	24,012	23,190	22,296
INCOME BEFORE PROVISION FOR INCOME TAXES	9,684	9,382	10,921
Provision for Income Taxes	2,024	1,659	2,359
NET INCOME	$7,660	$7,723	$8,562
Average Shares Outstanding [1]:
Basic	16,865	17,002	17,048
Diluted	16,867	17,004	17,060
Per Common Share:
Basic Earnings	$0.45	$0.46	$0.50
Diluted Earnings	0.45	0.46	0.50
[1] March 31, 2023 Share and Per Share Amounts have been restated for the September 26, 2023, 3% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts - Unaudited)

	March 31, 2024	December 31, 2023	March 31, 2023
ASSETS
Cash and Due From Banks	$27,356	$36,755	$25,107
Interest-Bearing Deposits at Banks	255,109	105,781	178,365
Investment Securities:
Available-for-Sale at Fair Value	485,833	497,769	565,693
Held-to-Maturity (Fair Value of $124,861 at March 31, 2024; $128,837 at December 31, 2023; and $164,439 at March 31, 2023)	128,051	131,395	167,347
Equity Securities	1,942	1,925	2,070
Other Investments	4,208	5,049	10,027
Loans	3,258,758	3,212,908	3,005,352
Allowance for Credit Losses	(31,561)	(31,265)	(30,784)
Net Loans	3,227,197	3,181,643	2,974,568
Premises and Equipment, Net	59,494	59,642	58,233
Goodwill	21,873	21,873	21,873
Other Intangible Assets, Net	1,018	1,110	1,400
Other Assets	121,542	126,926	109,947
Total Assets	$4,333,623	$4,169,868	$4,114,630
LIABILITIES
Noninterest-Bearing Deposits	696,519	758,425	788,690
Interest-Bearing Checking Accounts	908,453	799,785	958,490
Savings Deposits	1,497,466	1,466,280	1,497,326
Time Deposits over $250,000	173,976	179,301	122,827
Other Time Deposits	502,607	483,775	179,016
Total Deposits	3,779,021	3,687,566	3,546,349
Borrowings	106,500	26,500	142,800
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000	20,000
Finance Leases	5,053	5,066	5,106
Other Liabilities	45,063	50,964	37,004
Total Liabilities	3,955,637	3,790,096	3,751,259
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value and 1,000,000 Shares Authorized at March 31, 2024, December 31, 2023 and March 31, 2023	—	—	—
Common Stock, $1 Par Value; 30,000,000 Shares Authorized (22,066,559 Shares Issued at March 31, 2024 and 21,423,992 Shares Issued at December 31, 2023 and March 31, 2023)	22,067	22,067	21,424
Additional Paid-in Capital	412,823	412,551	400,944
Retained Earnings	68,887	65,792	69,499
Accumulated Other Comprehensive Loss	(32,714)	(33,416)	(43,983)
Treasury Stock, at Cost (5,356,335 Shares at March 31, 2024; 5,124,073 Shares at December 31, 2023 and 4,870,935 Shares at March 31, 2023)	(93,077)	(87,222)	(84,513)
Total Stockholders’ Equity	377,986	379,772	363,371
Total Liabilities and Stockholders’ Equity	$4,333,623	$4,169,868	$4,114,630

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Net Income	$7,660	$7,723	$7,743	$6,047	$8,562
Transactions in Net Income (Net of Tax):
Net Changes in Fair Value of Equity Investments	13	90	52	(133)	(76)

Share and Per Share Data:[1]
Period End Shares Outstanding	16,710	16,942	17,049	17,050	17,050
Basic Average Shares Outstanding	16,865	17,002	17,050	17,050	17,048
Diluted Average Shares Outstanding	16,867	17,004	17,050	17,050	17,060
Basic Earnings Per Share	$0.45	$0.46	$0.46	$0.35	$0.50
Diluted Earnings Per Share	0.45	0.46	0.46	0.35	0.50
Cash Dividend Per Share	0.270	0.270	0.262	0.262	0.262

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$178,452	$136,026	$131,814	$130,057	$40,436
Investment Securities	671,105	713,144	745,693	787,175	813,461
Loans	3,235,841	3,170,262	3,096,240	3,036,410	2,991,928
Deposits	3,693,325	3,593,949	3,491,028	3,460,711	3,480,279
Other Borrowed Funds	122,033	149,507	208,527	220,616	100,596
Stockholders' Equity	379,446	363,753	362,701	365,070	359,556
Total Assets	4,245,484	4,159,313	4,109,995	4,087,653	3,978,851
Return on Average Assets, annualized	0.73%	0.74%	0.75%	0.59%	0.87%
Return on Average Equity, annualized	8.12%	8.42%	8.47%	6.64%	9.66%
Return on Average Tangible Equity, annualized [2]	8.64%	8.99%	9.05%	7.10%	10.33%
Average Earning Assets	$4,085,398	$4,019,432	$3,973,747	$3,953,642	$3,845,825
Average Paying Liabilities	3,108,093	2,985,717	2,920,518	2,924,743	2,782,299
Interest Income	46,677	44,324	42,117	40,013	36,110
Tax-Equivalent Adjustment [3]	176	184	183	196	202
Interest Income, Tax-Equivalent [3]	46,853	44,508	42,117	40,013	36,110
Interest Expense	20,222	18,711	16,764	14,241	8,016
Net Interest Income	26,455	25,613	25,353	25,772	28,094
Net Interest Income, Tax-Equivalent [3]	26,631	25,797	25,536	25,968	28,296
Net Interest Margin, annualized	2.60%	2.53%	2.53%	2.61%	2.96%
Net Interest Margin, Tax-Equivalent, annualized [3]	2.62%	2.55%	2.55%	2.63%	2.98%

Efficiency Ratio Calculation: [4]
Non-Interest Expense	$24,012	$23,190	$23,479	$24,083	$22,296
Less: Intangible Asset Amortization	41	43	43	44	45
Net Non-Interest Expense	$23,971	$23,147	$23,436	$24,039	$22,251
Net Interest Income, Tax-Equivalent	$26,631	$25,797	$25,536	$25,968	$28,296
Non-Interest Income	7,858	7,484	8,050	6,906	6,677
Less: Net Gain (Loss) on Securities	17	122	71	(181)	(104)
Net Gross Income	$34,472	$33,159	$33,515	$33,055	$35,077
Efficiency Ratio	69.54%	69.81%	69.93%	72.72%	63.43%

Period-End Capital Information:
Total Stockholders' Equity (i.e. Book Value)	$377,986	$379,772	$360,014	$361,443	$363,371
Book Value per Share [1]	22.62	22.42	21.12	21.20	21.31
Goodwill and Other Intangible Assets, net	22,891	22,983	23,078	23,175	23,273
Tangible Book Value per Share [1,2]	21.25	21.06	19.76	19.84	19.95

Capital Ratios:[5]
Tier 1 Leverage Ratio	9.63%	9.84%	9.94%	9.92%	10.13%
Common Equity Tier 1 Capital Ratio	12.84%	13.00%	13.17%	13.27%	13.34%
Tier 1 Risk-Based Capital Ratio	13.50%	13.66%	13.84%	13.96%	14.03%
Total Risk-Based Capital Ratio	14.57%	14.74%	14.94%	15.08%	15.15%

Assets Under Trust Admin. & Investment Mgmt.	$1,829,266	$1,763,194	$1,627,522	$1,711,460	$1,672,117

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Share and per share data have been restated for the September 26, 2023, 3% stock dividend.

2.
Non-GAAP Financial Measure Reconciliation: Tangible Book Value, Tangible Equity, and Return on Tangible Equity exclude goodwill and other intangible assets, net from total equity.  These are non-GAAP financial measures which Arrow believes provide investors with information that is useful in understanding its financial performance.

		3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
	Total Stockholders' Equity (GAAP)	$377,986	$379,772	$360,014	$361,443	$363,371
	Less: Goodwill and Other Intangible assets, net	22,891	22,983	23,078	23,175	23,273
	Tangible Equity (Non-GAAP)	$355,095	$356,789	$336,936	$338,268	$340,098

	Period End Shares Outstanding	16,710	16,942	17,049	17,050	17,050
	Tangible Book Value per Share (Non-GAAP)	$21.25	$21.06	$19.76	$19.84	$19.95
	Net Income	7,660	7,723	7,743	6,047	8,562
	Return on Tangible Equity (Net Income/Tangible Equity - Annualized)	8.64%	8.99%	9.05%	7.10%	10.33%

3.	Non-GAAP Financial Measure Reconciliation: Net Interest Margin is the ratio of annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which Arrow believes provides investors with information that is useful in understanding its financial performance.
		3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
	Interest Income (GAAP)	$46,677	$44,324	$42,117	$40,013	$36,110
	Add: Tax-Equivalent adjustment (Non-GAAP)	176	184	183	196	202
	Interest Income - Tax Equivalent (Non-GAAP)	$46,853	$44,508	$42,300	$40,209	$36,312
	Net Interest Income (GAAP)	$26,455	$25,613	$25,353	$25,772	$28,094
	Add: Tax-Equivalent adjustment (Non-GAAP)	176	184	183	196	202
	Net Interest Income - Tax Equivalent (Non-GAAP)	$26,631	$25,797	$25,536	$25,968	$28,296
	Average Earning Assets	$4,085,398	$4,019,432	$3,973,747	$3,953,642	$3,845,825
	Net Interest Margin (Non-GAAP)*	2.62%	2.55%	2.55%	2.63%	2.98%

4.	Non-GAAP Financial Measure Reconciliation: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. Arrow believes the efficiency ratio provides investors with information that is useful in understanding its financial performance. Arrow defines efficiency ratio as the ratio of non-interest expense to net gross income (which equals tax-equivalent net interest income plus non-interest income, as adjusted).

5.
For the current quarter, all of the regulatory capital ratios as well as the Total Risk-Weighted Assets are calculated in accordance with bank regulatory capital rules. The March 31, 2024 CET1 ratio listed in the tables (i.e., 12.84%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
	Total Risk Weighted Assets	$3,049,525	$3,032,188	$2,988,438	$2,937,837	$2,909,610
	Common Equity Tier 1 Capital	391,706	394,166	393,541	389,966	388,228
	Common Equity Tier 1 Ratio	12.84%	13.00%	13.17%	13.27%	13.34%

* Quarterly ratios have been annualized.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	March 31, 2024			March 31, 2023
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$178,452	$2,447	5.52%	$40,436	$479	4.80%
Investment Securities:
Fully Taxable	550,538	3,186	2.33	652,743	2,948	1.83
Exempt from Federal Taxes	120,567	668	2.23	160,718	797	2.01
Loans	3,235,841	40,376	5.02	2,991,928	31,886	4.32
Total Earning Assets	4,085,398	46,677	4.60	3,845,825	36,110	3.81
Allowance for Credit Losses	(31,416)			(29,792)
Cash and Due From Banks	29,804			30,518
Other Assets	161,698			132,300
Total Assets	$4,245,484			$3,978,851
Deposits:
Interest-Bearing Checking Accounts	$830,918	1,641	0.79	$964,735	370	0.16
Savings Deposits	1,481,001	10,230	2.78	1,474,251	5,587	1.54
Time Deposits of $250,000 or More	177,328	1,973	4.47	94,415	574	2.47
Other Time Deposits	496,813	5,083	4.11	148,302	474	1.30
Total Interest-Bearing Deposits	2,986,060	18,927	2.55	2,681,703	7,005	1.06
Borrowings	96,984	1,076	4.46	40,138	490	4.95
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	171	3.44	55,356	472	3.46
Finance Leases	5,049	48	3.82	5,102	49	3.89
Total Interest-Bearing Liabilities	3,108,093	20,222	2.62	2,782,299	8,016	1.17
Noninterest-Bearing Deposits	707,265			798,576
Other Liabilities	50,680			38,420
Total Liabilities	3,866,038			3,619,295
Stockholders’ Equity	379,446			359,556
Total Liabilities and Stockholders’ Equity	$4,245,484			$3,978,851
Net Interest Income		$26,455			$28,094
Net Interest Spread			1.98%			2.64%
Net Interest Margin			2.60%			2.96%

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	March 31, 2024			December 31, 2023
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$178,452	$2,447	5.52%	$136,026	$1,873	5.46%
Investment Securities:
Fully Taxable	550,538	3,186	2.33	586,227	2,941	1.99
Exempt from Federal Taxes	120,567	668	2.23	126,917	697	2.18
Loans	3,235,841	40,376	5.02	3,170,262	38,813	4.86
Total Earning Assets	4,085,398	46,677	4.60	4,019,432	44,324	4.38
Allowance for Credit Losses	(31,416)			(31,417)
Cash and Due From Banks	29,804			30,402
Other Assets	161,698			140,896
Total Assets	$4,245,484			$4,159,313
Deposits:
Interest-Bearing Checking Accounts	$830,918	1,641	0.79	$801,923	1,317	0.65
Savings Deposits	1,481,001	10,230	2.78	1,509,946	10,513	2.76
Time Deposits of $250,000 or More	177,328	1,973	4.47	169,854	1,807	4.22
Other Time Deposits	496,813	5,083	4.11	354,487	3,406	3.81
Total Interest-Bearing Deposits	2,986,060	18,927	2.55	2,836,210	17,043	2.38
Borrowings	96,984	1,076	4.46	124,445	1,447	4.61
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	171	3.44	20,000	173	3.43
Finance Leases	5,049	48	3.82	5,062	48	3.76
Total Interest-Bearing Liabilities	3,108,093	20,222	2.62	2,985,717	18,711	2.49
Noninterest-bearing deposits	707,265			757,739
Other Liabilities	50,680			52,104
Total Liabilities	3,866,038			3,795,560
Stockholders’ Equity	379,446			363,753
Total Liabilities and Stockholders’ Equity	$4,245,484			$4,159,313
Net Interest Income		$26,455			$25,613
Net Interest Spread			1.98%			1.89%
Net Interest Margin			2.60%			2.53%

Arrow Financial Corporation
Consolidated Financial Information
(Dollars in Thousands - Unaudited)

Quarter Ended:	3/31/2024	12/31/2023	3/31/2023
Loan Portfolio
Commercial Loans	$162,389	$156,224	$135,917
Commercial Real Estate Loans	750,969	745,487	715,357
Subtotal Commercial Loan Portfolio	913,358	901,711	851,274
Consumer Loans	1,125,754	1,111,667	1,073,369
Residential Real Estate Loans	1,219,646	1,199,530	1,080,709
Total Loans	$3,258,758	$3,212,908	$3,005,352
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Quarter	$31,265	$31,112	$29,952
Loans Charged-off	(1,283)	(1,366)	(1,328)
Less Recoveries of Loans Previously Charged-off	962	994	606
Net Loans Charged-off	(321)	(372)	(722)
Provision for Credit Losses	617	525	1,554
Allowance for Credit Losses, End of Quarter	$31,561	$31,265	$30,784
Nonperforming Assets
Nonaccrual Loans	$20,244	$20,645	$10,852
Loans Past Due 90 or More Days and Accruing	1,147	452	241
Loans Restructured and in Compliance with Modified Terms	49	54	62
Total Nonperforming Loans	21,440	21,151	11,155
Repossessed Assets	312	312	144
Other Real Estate Owned	—	—	—
Total Nonperforming Assets	$21,752	$21,463	$11,299

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.04%	0.05%	0.10%
Provision for Credit Losses to Average Loans, Quarter-to-date Annualized	0.08%	0.07%	0.21%
Allowance for Credit Losses to Period-End Loans	0.97%	0.97%	1.02%
Allowance for Credit Losses to Period-End Nonperforming Loans	147.21%	147.82%	275.97%
Nonperforming Loans to Period-End Loans	0.66%	0.66%	0.37%
Nonperforming Assets to Period-End Assets	0.50%	0.51%	0.27%